Exhibit 23.5

September 20, 2007

Dune Energy, Inc.

Two Shell Plaza

777 Walker Street, Suite 2450

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the use of the name Cawley, Gillespie & Associates, Inc. and to the incorporation by reference of our reserve report of the “Goldking Operating Company interests as of December 31, 2006 in the Total Proved Reserves for Bayou, Live Oak & Hilcorp Properties et al. Louisiana & Texas” in the Amendment No. 1 to the Registration Statement on Form S-3 of Dune Energy, Inc.

Very truly yours,

W. Todd Brooker, P.E.

Cawley, Gillespie & Associates, Inc.